DOCUSIGN, INC.
Exhibit 99.1

Docusign Announces First Quarter Fiscal 2027 Financial Results

San Francisco – June 4, 2026 – Docusign, Inc. (NASDAQ: DOCU) today announced results for its fiscal quarter ended April 30, 2026. Prepared remarks and the news release with the financial results will be accessible on Docusign’s website at investor.docusign.com prior to its webcast.

"In Q1, we saw continued growing demand for Docusign’s AI-native IAM platform with 40,000 customers investing in our rapidly expanding roadmap,” said Allan Thygesen, CEO of Docusign. "We delivered significant innovation this quarter while driving strong financial results through durable revenue growth, substantial free cash flow, and record share buybacks.”

First Quarter Financial Highlights

▪Revenue was $830.2 million, a 9% year-over-year increase including approximately 1.6% positive impact from foreign exchange rates.
▪Intelligent Agreement Management (“IAM”) represented 12.6% of our total Annual Recurring Revenue (“ARR”) as of April 30, 2026, compared to 10.8% of our total ARR as of January 31, 2026.
▪GAAP gross margin was 79.4% for both periods. Non-GAAP gross margin was 81.5% compared to 82.3% in the same period last year.
▪GAAP net income per basic share was $0.40 on 195 million shares outstanding compared to $0.35 on 203 million shares outstanding in the same period last year.
▪GAAP net income per diluted share was $0.40 on 196 million shares outstanding compared to $0.34 on 213 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $1.09 on 196 million shares outstanding compared to $0.90 on 213 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $321.7 million compared to $251.4 million in the same period last year.
▪Free cash flow was $289.4 million compared to $227.8 million in the same period last year.
▪Cash, cash equivalents, and investments were $1.0 billion at the end of the quarter.
▪Repurchases of common stock were $317.5 million compared to $183.4 million in the same period last year.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Key Business Highlights

AI-Powered Intelligent Agreement Management (“IAM”) announcements: In May at our annual Momentum conference, Docusign announced new IAM capabilities powered by Iris, our agreement AI engine:
Iris assistant and agents: Iris is Docusign’s AI engine for agreements, which helps teams work smarter, faster, and trigger actions using natural language. Customers can now:
•Move faster through reviews: Agents can check agreements against company standards, suggest edits, and automatically request the right approvals in minutes.
•Keep work moving automatically: Agents can monitor contracts in the background and flag risks, track obligations, and trigger next steps without manual follow-up.
•Build agents for specific workflows: With Docusign Agent Studio, teams can create and deploy custom agents tailored to how they manage deals, renewals, approvals, and more.
Docusign IAM platform ecosystem: Docusign connects agreement work across the systems and teams that run the business. Instead of contracts living in silos, Docusign brings them into the tools people already use:

•AI where teams work: Through our open platform and Model Context Protocol (MCP) server, Docusign connects with leading frontier models like Anthropic Claude, Gemini, and OpenAI ChatGPT – so teams can create, review, and manage agreements using natural language within the tools they already use.

DOCUSIGN, INC.
•Deep integrations across business systems: Docusign integrates with core applications like Coupa, Microsoft Copilot, Salesforce, SAP, and Slack – so agreement workflows happen seamlessly across systems teams use every day, from triggering actions to surfacing completed agreements and the insights they contain.
•A connected legal AI ecosystem: Docusign is also partnering with leading legal AI platforms, including Harvey, Legora, and CoCounsel by Thomson Reuters. These integrations will bring legal research, document analysis, and contract review directly into agreement workflows across sales, procurement, HR, and finance.

Docusign IAM platform end-to-end workflows:

•IAM for HR: Employee agreements span the entire lifecycle, from hiring to role changes, but the work behind them is often fragmented and manual. IAM for HR spans the often manual HR lifecycle from hiring to role changes. Mobile I-9 verification simplifies compliance, while integrations with HCM platforms help HR teams move faster and improve the employee experience from day one onward.
•IAM for Sales: IAM for Sales brings the full agreement lifecycle directly into CRMs like HubSpot, Microsoft Dynamics 365, and Salesforce. New CRM-embedded experiences for Agreement Desk, Agreement Prep, and Agreement Manager keep workflows, collaboration, and signed agreements connected in one place.
•Instant Form Creation for Customer Experience: AI-powered Web Forms transform static documents into interactive, shareable forms in seconds, so people can complete them quickly without manual re-entry.

Executive Appointment: Docusign announced Graham Sheldon as its incoming Chief Product Officer. Most recently, Sheldon served as Chief Product Officer at UiPath Inc., a leading enterprise-grade agentic automation platform. Before that, Sheldon spent more than 20 years at Microsoft Corp., including as Corporate Vice President of Product for Microsoft Teams.

Guidance

The company currently expects the following guidance:

(in millions, except percentages)	Three Months Ended July 31, 2026			YoY Midpoint Change
Revenue [1]	$865	to	$869	8%
Non-GAAP gross margin	81.5%	to	81.7%	NA
Non-GAAP operating margin	29.7%	to	30.2%	NA
Non-GAAP diluted weighted-average shares outstanding	191	to	196	NA

(in millions, except percentages)	Year Ended January 31, 2027			YoY Midpoint Change
Revenue [1]	$3,490	to	$3,502	9%
Annual recurring revenue year-over-year growth rate	8.25%	to	8.75%	8.50%
Non-GAAP gross margin	81.5%	to	82.0%	NA
Non-GAAP operating margin	30.5%	to	31.0%	NA
Non-GAAP diluted weighted-average shares outstanding	190	to	195	NA

[1] Excluding the impact of foreign currency exchange rates on year-over-year guided revenue growth, revenue guidance range would be approximately 1.4% points lower for the quarter ending July 31, 2026 and 1.3% points lower for the fiscal year ending January 31, 2027.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by many factors, including the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.

DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on June 4, 2026 at 2:00 p.m. PDT (5:00 p.m. EDT) to discuss its financial results. A live webcast of the event will be available on the Docusign Investor Relations website at investor.docusign.com. Prepared remarks and the news release with the financial results will also be accessible on Docusign’s website prior to the webcast. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (EDT) June 18, 2026 using the passcode 13760337.

About Docusign

Docusign brings agreements to life. Nearly 1.9 million customers and more than a billion people in over 180 countries use Docusign solutions to accelerate the process of doing business and simplify people's lives. With intelligent agreement management, Docusign unleashes business critical data that is trapped inside of documents. Until now, these were disconnected from business systems of record, costing businesses time, money, and opportunity. Using Docusign’s AI-native IAM platform, companies can create, commit, and manage agreements with solutions created by the #1 company in e-signature and CLM. Learn more at www.docusign.com.

Copyright 2026. Docusign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Docusign Investor Relations
investors@docusign.com

Media Relations:
Docusign Corporate Communications
media@docusign.com

DOCUSIGN, INC.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to management, and which statements involve substantial risk and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, our objectives for future operations, and the impact of such assumptions on our financial condition and results of operations are forward-looking statements. Forward-looking statements in this press release also include, among other things, statements under “Guidance” above and any other statements about expected financial metrics, such as revenue, annual recurring revenue, free cash flow, non-GAAP gross margin, non-GAAP operating margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, as well as statements related to our expectations regarding: the impact of foreign exchange rates; the timing and extent of customer renewals; the effectiveness of changes to our sales force and go-to-market strategy; the effects of seasonality; the timing and impact of our cloud migration transition; the benefits, the timing or rollout of future products and capabilities; the evolution, customer demand, and adoption of the Docusign IAM platform; and our utilization of our stock repurchase program, including the expected timing, duration, volume and nature of share repurchase under such program. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements contained in this press release include, but are not limited to, statements about: our expectations regarding global macro-economic conditions, including the effects of inflation, volatile interest rates or foreign exchange rates, and market volatility on the global economy; our inability to accurately estimate our market opportunity; our ability to compete effectively in an evolving and competitive market; the impact of any interruptions or delays in performance of our technical infrastructure, or data breaches, cyberattacks or other fraudulent or malicious activity attempting to exploit our technology systems, platform or brand name; our ability to effectively sustain and manage our growth and future expenses and maintain or increase profitability; our ability to attract new customers and retain and expand our existing customer base, including our ability to attract large organizations as users; our ability to scale and update our platform to respond to customers’ needs and rapid technological change, including our ability to successfully incorporate artificial intelligence into our existing and future products and to successfully deploy them; our ability to successfully develop, launch, and sell IAM solutions; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to retain our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions and to successfully integrate and realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility; our ability to realize the anticipated benefits of our stock repurchase program; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management transitions; uncertainties regarding the impact of general economic and market conditions, including as a result of geopolitical conflict or changes in trade policies and practices; and our ability to maintain proper and effective internal controls.

Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2026, filed on March 18, 2026, our quarterly report on Form 10-Q for the quarter ended April 30, 2026, which we expect to file on June 5, 2026 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this press release or to conform such statements to actual results or revised expectations, except as required by law.

DOCUSIGN, INC.
Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For the three months ended April 30, 2026 and 2025, we have determined the projected non-GAAP tax rate to be 21% and 20%, respectively.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Annual Recurring Revenue: We calculate ARR as the annualized value of active customer contracts as of the measurement date. This calculation assumes that any contract expiring within the next 12 months renews on its existing terms, and excludes non-recurring revenue streams recognized at a point in time. When evaluating ARR on a product basis for contracts spanning multiple product lines, we allocate the support contract value to each product offering based on its proportional share of the total contract value. To annualize contracts, we divide the total committed contract value by the number of months in the subscription term and multiply by twelve. For international contracts denominated in foreign currencies, ARR is translated into U.S. dollars using a fixed exchange rate set at the beginning of each fiscal year. We adjust previously reported ARR annually to reflect these exchange rate changes for comparative purposes. We believe ARR measures our business performance and serves as a leading indicator of future revenue growth. We report total ARR annually at the end of the fiscal year. Because quarterly net new ARR represents only a fraction of our overall book of business, it is subject to timing volatility and can be highly volatile on a year-over-year basis. Because the objective of ARR is to evaluate the long-term growth of our business, these quarterly timing fluctuations can detract from the insight and usefulness of ARR. ARR is an operating metric and should be viewed independently of revenue, deferred revenue, and remaining performance obligations; it does not represent revenue under U.S. GAAP on an annual basis.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2026	2025
Revenue	$830,235	$763,654
Cost of revenue	171,270	157,269
Gross profit	658,965	606,385
Operating expenses:
Sales and marketing	296,175	296,413
Research and development	159,586	159,447
General and administrative	91,895	90,270
Total operating expenses	547,656	546,130
Income from operations	111,309	60,255
Interest expense	(551)	(478)
Interest income and other income, net	6,998	14,013
Income before provision for income taxes	117,756	73,790
Provision for income taxes	39,559	1,703
Net income	$78,197	$72,087
Net income per share attributable to common stockholders:
Basic	$0.40	$0.35
Diluted	$0.40	$0.34
Weighted-average shares used in computing net income per share:
Basic	195,489	203,280
Diluted	196,480	212,812

Stock-based compensation expense included in costs and expenses:
Cost of revenue	15,309	16,904
Sales and marketing	43,026	46,085
Research and development	54,476	54,431
General and administrative	28,566	28,176

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	April 30, 2026	January 31, 2026
Assets
Current assets
Cash and cash equivalents	$548,027	$602,442
Investments—current	266,152	264,084
Accounts receivable, net	300,684	516,429
Contract assets—current	8,024	10,782
Prepaid expenses and other current assets	132,729	97,101
Total current assets	1,255,616	1,490,838
Investments—noncurrent	209,897	208,393
Property and equipment, net	387,946	361,808
Operating lease right-of-use assets	160,090	165,578
Goodwill	459,148	458,446
Intangible assets, net	56,659	61,394
Deferred contract acquisition costs—noncurrent	468,452	474,628
Deferred tax assets—noncurrent	805,136	835,245
Other assets—noncurrent	181,061	173,220
Total assets	$3,984,005	$4,229,550
Liabilities and Equity
Current liabilities
Accounts payable	$23,970	$17,419
Accrued expenses and other current liabilities	108,002	113,358
Accrued compensation	175,575	260,840
Contract liabilities—current	1,564,942	1,631,168
Operating lease liabilities—current	16,055	16,623
Total current liabilities	1,888,544	2,039,408
Contract liabilities—noncurrent	29,735	29,956
Operating lease liabilities—noncurrent	167,278	168,496
Deferred tax liability—noncurrent	24,205	21,507
Other liabilities—noncurrent	54,495	52,363
Total liabilities	2,164,257	2,311,730
Stockholders’ equity
Common stock	19	20
Additional paid-in capital	3,920,519	3,777,995
Accumulated other comprehensive loss	(3,960)	(3,712)
Accumulated deficit	(2,096,830)	(1,856,483)
Total stockholders’ equity	1,819,748	1,917,820
Total liabilities and equity	$3,984,005	$4,229,550

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income	$78,197	$72,087
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,208	30,369
Amortization of deferred contract acquisition and fulfillment costs	67,358	66,482
Non-cash operating lease costs	4,864	4,660
Stock-based compensation expense	141,377	145,596
Deferred income taxes	33,032	(3,465)
Other	1,920	1,861
Changes in operating assets and liabilities:
Accounts receivable	214,448	121,003
Prepaid expenses and other current assets	(31,832)	(28,551)
Deferred contract acquisition and fulfillment costs	(65,491)	(56,648)
Other assets	2,320	844
Accounts payable	3,222	(6,764)
Accrued expenses and other liabilities	(5,460)	4,625
Accrued compensation	(88,415)	(61,451)
Contract liabilities	(65,553)	(34,240)
Operating lease liabilities	(507)	(4,969)
Net cash provided by operating activities	321,688	251,439
Cash flows from investing activities:
Purchases of marketable securities	(97,408)	(92,563)
Maturities of marketable securities	93,024	91,262
Purchases of strategic and other investments	(2,610)	—
Purchases of property and equipment	(32,253)	(23,624)
Net cash used in investing activities	(39,247)	(24,925)
Cash flows from financing activities:
Repurchases of common stock	(317,510)	(183,431)
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(39,536)	(62,793)
Proceeds from exercise of stock options	53	699
Proceeds from employee stock purchase plan	22,799	22,010
Other	(220)	—
Net cash used in financing activities	(334,414)	(223,515)
Effect of foreign exchange on cash, cash equivalents and restricted cash	(481)	9,923
Net increase (decrease) in cash, cash equivalents and restricted cash	(52,454)	12,922
Cash, cash equivalents and restricted cash at beginning of period (1)	618,150	659,554
Cash, cash equivalents and restricted cash at end of period (1)	$565,696	$672,476
(1) Cash, cash equivalents and restricted cash included restricted cash of $17.7 million and $15.7 million at April 30, 2026 and January 31, 2026.

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended April 30,
(in thousands)	2026	2025
GAAP gross profit	$658,965	$606,385
Add: Stock-based compensation	15,309	16,904
Add: Employer payroll tax on employee stock transactions	1,126	1,873
Add: Amortization of acquisition-related intangibles	1,495	3,565
Non-GAAP gross profit	$676,895	$628,727
GAAP gross margin	79.4%	79.4%
Non-GAAP adjustments	2.1%	2.9%
Non-GAAP gross margin	81.5%	82.3%

Reconciliation of operating expenses:

	Three Months Ended April 30,
(in thousands)	2026	2025
GAAP sales and marketing	$296,175	$296,413
Less: Stock-based compensation	(43,026)	(46,085)
Less: Employer payroll tax on employee stock transactions	(2,470)	(3,940)
Less: Amortization of acquisition-related intangibles	(3,240)	(3,354)
Non-GAAP sales and marketing	$247,439	$243,034
GAAP sales and marketing as a percentage of revenue	35.7%	38.8%
Non-GAAP sales and marketing as a percentage of revenue	29.8%	31.8%

GAAP research and development	$159,586	$159,447
Less: Stock-based compensation	(54,476)	(54,431)
Less: Employer payroll tax on employee stock transactions	(3,687)	(5,081)
Non-GAAP research and development	$101,423	$99,935
GAAP research and development as a percentage of revenue	19.2%	20.9%
Non-GAAP research and development as a percentage of revenue	12.2%	13.1%

GAAP general and administrative	$91,895	$90,270
Less: Stock-based compensation	(28,566)	(28,176)
Less: Employer payroll tax on employee stock transactions	(902)	(1,365)
Non-GAAP general and administrative	$62,427	$60,729
GAAP general and administrative as a percentage of revenue	11.1%	11.8%
Non-GAAP general and administrative as a percentage of revenue	7.5%	7.9%

DOCUSIGN, INC.
Reconciliation of income from operations and operating margin:

	Three Months Ended April 30,
(in thousands)	2026	2025
GAAP income from operations	$111,309	$60,255
Add: Stock-based compensation	141,377	145,596
Add: Employer payroll tax on employee stock transactions	8,185	12,259
Add: Amortization of acquisition-related intangibles	4,735	6,919
Non-GAAP income from operations	$265,606	$225,029
GAAP operating margin	13.4%	7.9%
Non-GAAP adjustments	18.6%	21.6%
Non-GAAP operating margin	32.0%	29.5%

Reconciliation of net income and net income per share, basic and diluted:

	Three Months Ended April 30,
(in thousands, except per share data)	2026	2025
GAAP net income	$78,197	$72,087
Add: Stock-based compensation	141,377	145,596
Add: Employer payroll tax on employee stock transactions	8,185	12,259
Add: Amortization of acquisition-related intangibles	4,735	6,919
Add: Income tax and other tax adjustments	(17,572)	(46,010)
Non-GAAP net income attributable to common stockholders	$214,922	$190,851

Numerator:
Non-GAAP net income attributable to common stockholders	$214,922	$190,851

Denominator:
Weighted-average common shares outstanding, basic	195,489	203,280
Effect of dilutive securities	991	9,532
Non-GAAP weighted-average common shares outstanding, diluted	196,480	212,812

GAAP net income per share, basic	$0.40	$0.35
GAAP net income per share, diluted	$0.40	$0.34
Non-GAAP net income per share, basic	$1.10	$0.94
Non-GAAP net income per share, diluted	$1.09	$0.90

Computation of free cash flow:

	Three Months Ended April 30,
(in thousands)	2026	2025
Net cash provided by operating activities	$321,688	$251,439
Less: Purchases of property and equipment	(32,253)	(23,624)
Non-GAAP free cash flow	$289,435	$227,815
Net cash used in investing activities	$(39,247)	$(24,925)
Net cash used in financing activities	$(334,414)	$(223,515)